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                                                                    EXHIBIT 2.18

                     ASSIGNMENT AND ASSUMPTION AGREEMENT AND
                   THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

         This Assignment and Assumption Agreement and Third Amendment to Note Purchase Agreement (this "Agreement") is made and entered into as of this 18th day of November, 2002, by and among JAMES HARDIE U.S. FUNDING, INC., a Nevada corporation ("Assignor"), JAMES HARDIE INTERNATIONAL FINANCE B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands ("Assignee"), JAMES HARDIE INDUSTRIES N.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands (the "Parent"), JAMES HARDIE N.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands ("James Hardie N.V."), and the holders of notes listed on the signature pages hereof under the heading "Noteholders" (each a "Noteholder" and, collectively, the "Noteholders") with reference to the following facts. Capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (defined below).

         A. Assignor presently has obligations under Guaranteed Senior Notes (the "Notes") in the aggregate principal amount of $225,000,000 issued to the purchasers under those certain Note Purchase Agreements with Assignor, as Issuer, and James Hardie N.V., as Guarantor, each dated as of November 5, 1998, as amended by that certain Assignment and Assumption Agreement and First Amendment to Note Purchase Agreement, dated as of January 24, 2000, and that certain Second Amendment to Note Purchase Agreement, dated as of October 22, 2001 (collectively, the "Purchase Agreement").

         B. Assignor hereby desires to assign and Assignee hereby desires to assume Assignor's obligations under the Notes and the Purchase Agreement.

         C. James Hardie N.V. hereby desires to assign and Parent hereby desires to assume James Hardie N.V.'s obligations under the Notes and the Purchase Agreement.

         D. Assignor and Assignee wish to have the Assignee, James Hardie Aust. Investco Pty. Limited and James Hardie Australia Finance Pty. Limited be released as guarantors of the Notes, and to make certain amendments to the Purchase Agreement.

         E. This Agreement is required under Section 24.8(A)(1)(ii) of the Purchase Agreement as a condition precedent to the assignment and assumption of Assignor's obligations under the Purchase Agreement and under Section 19 of the Purchase Agreement as a form of written consent to the amendment of certain provisions of the Purchase Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor, Assignee, James Hardie N.V., Parent and the undersigned Noteholders agree as follows:

         1.       WAIVER OF NOTICE. The 30-day notice requirement set forth in
Section 24.8 (A)(1)(i) of the Purchase Agreement is waived for purposes of the assumption described in

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Section 2 below. The effective date of this Agreement shall be the date of satisfaction of the conditions set forth in Section 24 below (the "Effective Date").

         2. ASSUMPTION OF OBLIGATIONS BY ASSIGNEE. As of the Effective Date, pursuant to Section 24.8 of the Purchase Agreement: (a) Assignor irrevocably and unconditionally assigns and Assignee irrevocably and unconditionally assumes and agrees to pay and perform the obligations of the Assignor for the due and punctual payment of the principal of and Make-Whole Amount (if any) and interest on the Notes and the performance of each and every other covenant and obligation of the Issuer under the Purchase Agreement and the Notes, whether such obligations are incurred before, on or after the Effective Date; (b) Assignor shall no longer be deemed to be the Issuer (or an Obligor) under the Purchase Agreement and the Notes and shall be released from all of its obligations thereunder; and (c) Assignee shall be deemed to be the Issuer (and an Obligor) under the Purchase Agreement and the Notes and shall enjoy all of the rights and benefits, and shall perform all of the obligations, of the Issuer (and an Obligor) under the Purchase Agreement and the Notes. At any time on or after the Effective Time, any Noteholder may tender to the Assignee its Note in exchange for a substitute note payable by the Assignee, but the foregoing assumption by the Assignee of the Purchase Agreement and the Notes shall be fully effective regardless of whether any such tender and exchange occurs.

         3.       ASSUMPTION OF OBLIGATIONS BY PARENT. As of the Effective Date:
(a) James Hardie N.V. irrevocably and unconditionally assigns and Parent irrevocably and unconditionally assumes and agrees to pay and perform the obligations of James Hardie N.V. as a guarantor of the due and punctual payment of the principal of and Make-Whole Amount (if any) and interest on the Notes and the performance of each and every other covenant and obligation of the Guarantor under the Purchase Agreement and the Notes, whether such obligations are incurred before, on or after the Effective Date; (b) James Hardie N.V. shall no longer be deemed to be the Guarantor (or an Obligor) under the Purchase Agreement and shall be released from all of its obligations thereunder; and (c) Parent shall be deemed to be the Guarantor (and an Obligor) under the Purchase Agreement and shall enjoy all of the rights and benefits, and shall perform all of the obligations, of the Guarantor (and an Obligor) under the Purchase Agreement.

         4. WAIVER. The holders of the Notes hereby waive compliance by the Guarantor and its Subsidiaries with Section 10.2(v)(1) of the Purchase Agreement for up to $345 million in proceeds resulting from the sale by the Guarantor of its U.S.-based gypsum operations to BPB plc (the "Gypsum Sale"), for up to $50 million of proceeds resulting from the anticipated sale by the Guarantor of its gypsum mine located in Las Vegas, Nevada (the "Mine Sale") and for up to $5 million in proceeds resulting from the anticipated sale by the Guarantor of its Bondor Building Systems (the "Bondor Sale"), solely to the extent any non-compliance with Section 10.2(v)(1) arises out of and is directly attributable to the Gypsum Sale, the Mine Sale or the Bondor Sale; provided, however, that this waiver shall not be effective as to any sale, transfer or other disposition of properties or assets by the Guarantor or any Subsidiary (each, an "Additional Sale") occurring after the Gypsum Sale (other than the Mine Sale and the Bondor Sale), and the Gypsum Sale, the Mine Sale and the Bondor Sale shall be taken into account for purposes of determining whether any Additional Sale is permitted under Section 10.2(v)(1).

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         5.       AMENDMENT TO SECTION 7.2.

         (a) Section 7.2 of the Purchase Agreement shall be amended to insert the following paragraph immediately at the end of such Section 7.2:

                  "If the aggregate amount of Deconsolidated Entities Payments during any fiscal year exceeds $1,000,000, each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(b) hereof with respect to such fiscal year shall also be accompanied by a certificate of a Senior Financial Officer setting forth (i) for any payment or contribution in excess of $1,000,000, the amount of such payments and contributions and a summary description of the matters relating thereto, and (ii) the aggregate amount of any other payments or contributions that are in excess of $50,000."

         (b) Nothing in this Section 5 is, or shall be construed to be, an admission of any liability or obligation of any kind to, or in respect of, the Deconsolidated Entities, except as disclosed by the Guarantor in its financial statements filed with the Securities and Exchange Commission.

         6. AMENDMENT TO SECTION 9.8. Section 9.8 of the Purchase Agreement shall be completely replaced by a new Section 9.8, which shall read in full as follows:

                  "9.8.    OWNERSHIP OF ISSUER AND GUARANTOR.

                  Subject only to the provisions of Section 10.2(i), the Guarantor will at all times maintain the Issuer as a Wholly-Owned Subsidiary of the Guarantor, and the capital stock of, and any other ownership interests in, the Issuer will at all times remain free of any Lien."

         7. AMENDMENT TO SECTION 10.3. Section 10.3 of the Purchase Agreement shall be amended to delete existing subsection (f) and to replace it with a new subsection (f), which shall read in full as follows:

                  "(f)     Liens on property or assets of the Guarantor or any
         of its Subsidiaries securing Debt owing to the Guarantor or to any of its Wholly-Owned Subsidiaries;"

         8. AMENDMENT TO SECTION 10.4. Section 10.4 of the Purchase Agreement shall be completely replaced by a new Section 10.4, which shall read in full as follows:

                  "10.4.   FUNDED DEBT.

                  The Guarantor will not, and will cause its Subsidiaries to not, at any time permit the ratio of Consolidated Funded Debt to Consolidated Funded Capitalization to exceed 50%."

         9.       AMENDMENT TO SECTION 10.6.

         (a) Clause (a) of Section 10.6 of the Purchase Agreement shall be amended to insert "and" at the end of such clause.

         (b) Clause (b) of Section 10.6 of the Purchase Agreement shall be completely replaced by a new clause (b), which shall read in full as follows:

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                  "(b)     the aggregate amount of all Restricted Payments made
         subsequent to the date hereof would not exceed the sum of (x) $25,000,000, (y) the Applicable Percentage of Adjusted Consolidated Net Income (less 100% if Adjusted Consolidated Net Income is a negative number) on a cumulative basis for the period from the date hereof to the date of such Restricted Payment and (z) the Net Proceeds of Capital Stock received by the Guarantor for the period from the date hereof to the date of such Restricted Payment."

         (c) Section 10.6 of the Purchase Agreement shall be amended to delete existing clause (c) in its entirety.

         (d) Nothing in this Section 9 is, or shall be construed to be, an admission of any liability or obligation of any kind to, or in respect of, the Deconsolidated Entities, except as disclosed by the Guarantor in its financial statements filed with the Securities and Exchange Commission.

         10.      ADDITION OF SECTION 10.10.

         (a) A new Section 10.10 is hereby added to the Purchase Agreement as follows:

                  "10.10   THE FOUNDATION.

                  The Guarantor and its Subsidiaries will not, directly or indirectly, make Deconsolidated Entities Payments in any calendar year in an aggregate amount in excess of $20,000,000."

         (b) Nothing in this Section 10 is, or shall be construed to be, an admission of any liability or obligation of any kind to, or in respect of, the Deconsolidated Entities, except as disclosed by the Guarantor in its financial statements filed with the Securities and Exchange Commission.

         11. AMENDMENT TO SECTION 13. Section 13 of the Purchase Agreement shall be amended to (i) delete "; or" at the end of subsection (k) and to insert "." in replacement thereof and (ii) delete existing subsection (l) in its entirety.

         12. AMENDMENT TO SECTION 15.1. The first sentence of Section 15.1 of the Purchase Agreement shall be amended to read in full as follows:

                  The Issuer shall keep at its executive office in the Netherlands and its principal executive office in the United States a register for the registration and registration of transfers of Notes. As of the date hereof such offices are located, respectively, as follows:

                  "4th Floor, Atrium
                  Unit 04-07
                  Strawinskylaan 3077
                  1077 ZX Amsterdam
                  The Netherlands

                  and

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                  26300 La Alameda, Suite 100
                  Mission Viejo, CA  92691"

         13. AMENDMENT TO SECTION 17.1. Section 17.1 of the Purchase Agreement shall be amended to insert the following sentence immediately at the end of such Section 17.1: "The Obligors jointly and severally will pay, and will save you and each other holder of a Note harmless from, all fees and charges payable to Bartier Perry (or such other firm as may be designated by the Required Holders in replacement of Bartier Perry) for provision of copies of publicly available documents in respect of the Deconsolidated Entities, as contemplated by correspondence dated October 28, 2002 from Bartier Perrier to the Guarantor."

         14. SCHEDULE B--DELETED TERMS. Schedule B of the Purchase Agreement shall be amended to delete the following definitions in their entirety: (i) Subsidiary Guarantee, (ii) First Subsidiary Guarantor, (iii) Second Subsidiary Guarantor, (iv) Third Subsidiary Guarantor and (v) Permitted Australian Credit Facilities.

         15. OTHER AMENDMENTS TO SCHEDULE B. Schedule B of the Purchase Agreement is amended to add new definitions of the terms set forth below, which shall read in full as follows (and shall replace the definitions of any of the same terms in the Purchase Agreement):

                           "ADJUSTED CONSOLIDATED NET INCOME" of the Guarantor
                  for any period means the Consolidated Net Income of the Guarantor for such period, adjusted to eliminate the effect of any prior Deconsolidated Entities Payments.

                           "BANK CREDIT AGREEMENTS" means (i) the four separate
                  Revolving Loan Agreements, three of which are dated on or about November 3, 1998 and one of which (BankOne, N.A.) is dated on or about April 20, 2000 (together with any related agreements and instruments, the "Australian Bank Loan Agreements"), between the Issuer as successor to James Hardie Australia Finance Pty. Limited (as borrower), James Hardie Industries N.V. (as guarantor) and, respectively, Australia and New Zealand Banking Group, BNP Paribas, Westdeutsche Landesbank Girozentrale and BankOne N.A. (the "Bank Lenders") under which the Issuer may borrow up to an aggregate of A$200,000,000 (A$ referring to Australian dollars) as such agreements may be amended, modified, refinanced or replaced with the same or different lenders, and (ii) the six separate Standby Loan Agreements, two of which are dated on or about November 4, 1998, one of which (Westdeutsche Landesbank Girozentrale) is dated on or about January 24, 2000, two of which (Bank One N.A. and ING Bank NV (Sydney Branch) are dated on or about December 10, 1998 and one of which (Wells Fargo HSBC Trade Bank, N.A.) is dated on or about July 20, 2000 (together with any related agreements and instruments, the "Standby Facilities"), between the Issuer as successor to James Hardie Australia Finance Pty. Limited (as borrower), James Hardie Industries N.V. (as guarantor) and, respectively, each of the Bank Lenders, ING Bank NV (Sydney Branch)and Wells Fargo HSBC Trade Bank, N.A., under which the Issuer may borrow up to an aggregate of $117,500,000 (or the equivalent in Australian currency) as such agreements may be amended, modified, refinanced or replaced with the same or different lenders.

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                           "DECONSOLIDATED ENTITIES" means Amaca Pty Limited,
                  Amaba Pty Limited, Medical Research Compensation Foundation and MRC (Investments) Pty Limited, and each of their successors and Affiliates.

                           "DECONSOLIDATED ENTITIES PAYMENTS" means any
                  contribution, payment or other distribution (including by way of loan or other extension of credit), directly or indirectly, by the Guarantor or any Subsidiary (i) to the Deconsolidated Entities, in respect of equity securities or otherwise, or
                  (ii) to any other party in settlement of, or in respect of a judgment relating to, asbestos litigation against the Deconsolidated Entities, the Guarantor or its Affiliates, excluding in any such case any settlement payments by the Guarantor or its Subsidiaries to the Deconsolidated Entities in an aggregate amount not to exceed AUD$100,000,000 (an "Excluded Payment"), which amount relates to a pre-existing and publicly disclosed obligation of the Guarantor to the Deconsolidated Entities. Nothing in this definition is, or shall be construed to be, an admission of any liability or obligation of any kind to, or in respect of, the Deconsolidated Entities, except as disclosed by the Guarantor in its financial statements filed with the Securities and Exchange Commission.

                           "GUARANTOR" means James Hardie Industries, N.V., a
                  company incorporated under the laws of The Netherlands, and its permitted successors hereunder.

                           "ISSUER" means James Hardie International Finance
                  B.V., a company incorporated under the laws of The Netherlands, and its permitted successors hereunder.

                           "MATERIAL ADVERSE EFFECT" means a material adverse
                  effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as whole, or (b) the ability of the Issuer or the Guarantor to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

                           "NOTES" is defined in Section 1 and includes any
                  substitute notes issued under Section 2 of the Assignment and Assumption Agreement and Third Amendment to Note Purchase Agreement, dated as of November ____, 2002.

                           "PRIORITY DEBT" means (a) all Debt of the Guarantor
                  and the Subsidiaries secured by any Lien with respect to any property owned by the Guarantor or any of its Subsidiaries and
                  (b) all unsecured Debt of Subsidiaries, except Debt owed to the Guarantor or a Wholly-Owned Subsidiary, and Debt of the Issuer.

                           "REORGANIZATION" means:

                           (a) the formation of James Hardie Finance B.V. and James Hardie Aust. Investco Pty. Limited as Wholly-Owned Subsidiaries of James Hardie N.V.;

                           (b) the entering into of the Purchase Agreements providing for the transfer to James Hardie N.V. and its Subsidiaries of JHIL's international fiber cement business, its United States gypsum business, its Australian and New

                  Zealand building systems business and its Australian windows business (the "Transferred Businesses") as described in the Memorandum;

                           (c) the consummation of the transfer of the Transferred Businesses pursuant to and as provided for in the Purchase Agreements:

                           (d) the retention by JHIL and certain of its other Subsidiaries of certain assets and liabilities (the "Retained Assets and Liabilities") as described in the Memorandum (as to which Retained Assets and Liabilities JHIL provides indemnities to James Hardie N.V. and its Subsidiaries as set forth in the Purchase Agreements);

                           (e) the entering into of this Agreement and the Other Agreements and the issuance of the Notes hereunder and thereunder (the "Note Sale");

                           (f) the entering into of certain bank credit agreements and the borrowing of up to A$200,000,000 (A$ referring to Australian currency) Revolving Loans thereunder (the "Bank Loan"); and

                           (g) the application of the proceeds of the Note Sale and the Bank Loan ultimately in payment of the amounts and for the purposes specified in Schedule 5.14.

                           "RESTRICTED PAYMENT" means

                           (a) any Distribution in respect of the Guarantor or any Subsidiary of the Guarantor (other than on account of capital stock or other equity interests of a Subsidiary of the Guarantor owned legally and beneficially by the Guarantor or another Subsidiary of the Guarantor), including, without limitation, any Distribution resulting in the acquisition by the Guarantor of securities which would constitute treasury stock,

                           (b)      any payment, repayment, redemption,
                  retirement, repurchase or other acquisition, direct or indirect, by the Guarantor or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred), and

                           (c)      any Deconsolidated Entities Payments.

                  For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the fair market value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

         16. RELEASE. The Noteholders hereby agree that, as of the effective time of this Agreement, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third

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Subsidiary Guarantor shall each be released and discharged from all of its obligations and liabilities under the Subsidiary Guarantees, and the Subsidiary Guarantees shall have no further force and effect.

         17. STATUS OF PURCHASE AGREEMENT. The provisions of the Purchase Agreement are in full force and effect and shall remain unchanged, except as provided by this Agreement.

         18. INCONSISTENCIES. In the event of any inconsistency between the provisions of this Agreement and any provision in the Purchase Agreement, the terms and provisions of this Agreement shall govern.

         19. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         20. SEVERABILITY. If any paragraph, clause or provision of this Agreement is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall not affect the remaining paragraphs, clauses or provisions of this Agreement.

         21. BINDING ON SUCCESSORS AND ASSIGNS. This Agreement applies to, inures to the benefit of, and binds the Assignor, the Assignee, James Hardie N.V., Parent and the Noteholders and their respective successors and assigns.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party and such facsimile signature shall be treated in all respects as having the same effect as an original signature.

         23. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE GUARANTOR. The Assignee and Parent jointly and severally represent and warrant to the Noteholders that:

                  23.1 ORGANIZATION; POWER AND AUTHORITY. Each of the Assignee and Parent is a corporation duly incorporated and validly existing under the laws of The Netherlands, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Assignee has all corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the Purchase Agreement (as amended by this Agreement) and to perform the provisions thereof. Parent has all corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof and of the Purchase Agreement (as amended by this Agreement).

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                  23.2     AUTHORIZATION, ETC. This Agreement, the Notes and the
Purchase Agreement have been duly authorized by all necessary corporate action on the part of each of the Assignee and Parent, and this Agreement, the Notes and the Purchase Agreement (as amended by this Agreement) each constitute a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  23.3 ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES

                           (a) Schedule 23.3 contains complete and correct
lists of Parent's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization or incorporation, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Parent and each other Subsidiary.

                           (b) All of the outstanding shares of capital
stock or similar equity interests of each Subsidiary shown in Schedule 23.3 as being owned by Parent and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 23.3).

                           (c) No Subsidiary is a party to, or otherwise
subject to any legal restriction or any agreement (other than restrictions permitted by Section 10.8 of the Purchase Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

                  23.4 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Assignee and Parent of this Agreement, the performance by the Assignee and Parent of the Purchase Agreement and the performance by the Assignee of the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Assignee or Parent under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Assignee or Parent or any Subsidiary is bound or by which the Assignee, Parent or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Assignee, Parent or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Assignee, Parent or any Subsidiary.

                  23.5 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by Assignee or Parent of this Agreement.

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                  23.6     LITIGATION. Schedule 23.6 sets forth a reasonably
detailed description of all material litigation and other proceedings involving or affecting Parent and its Subsidiaries.

                  23.7     EXISTING DEBT. Except as described therein, Schedule
23.7 sets forth a complete and correct list of all outstanding Debt of the Obligors and the Subsidiaries as of September 30, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or the Subsidiaries. Neither the Obligors nor any Subsidiary are in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or any such Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  23.8 DISCLOSURE. Since September 30, 2002, there has been no change in the financial condition, operations, business, properties or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of any Obligor specifically for use in connection with the transactions contemplated hereby.

         24. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

                  24.1 EXECUTED AGREEMENT. The Assignor shall have received one or more counterparts of this Agreement executed on behalf of each of the Noteholders.

                  24.2 OPINIONS OF COUNSEL. The Noteholders shall have received opinions of De Brauw Blackstone Westbroek N.V. (Netherlands counsel) and Gibson, Dunn & Crutcher LLP (U.S. counsel), in customary form and subject only to customary qualifications, addressed to each Noteholder, covering such matters as may be reasonably required by counsel to the Noteholders.

                  24.3 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On the Effective Date, after giving effect to this Agreement and the transactions contemplated hereby:

                           (a) the representations and warranties contained
in Section 23 hereof and the representations and warranties contained in Section 5.8(a), 5.8(b), 5.9, 5.10, 5.11, 5.12, 5.17 and 5.18 of the Purchase Agreement
shall be true and correct on and as of the Effective Date as though made on and as of such date; and

                           (b)no Default or Event of Default shall have
occurred and be continuing.

                  24.4     COMPLIANCE CERTIFICATES.

                           (a) OFFICER'S CERTIFICATE. The Assignee shall deliver
to each Noteholder an Officer's Certificate, dated as of the Effective Date, certifying that the condition specified in Section 24.3 of this Section have been fulfilled.

                           (b) SECRETARY'S CERTIFICATE. The Assignee shall have
delivered to each Noteholder a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the incumbency and authority of persons executing such documents.

                  24.5 EVIDENCE OF CONSENT TO RECEIVE SERVICE OF PROCESS. Each Noteholder shall have received, in form and substance reasonably satisfactory to such Noteholder, evidence of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by
Section 24.6 of the Purchase Agreement (and the payment of all fees related thereto).

                  24.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all the documents and instruments incident to such transactions shall be satisfactory to each Noteholder and its special counsel, and such Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  24.7 NOTICE OF EFFECTIVENESS OF REORGANIZATION. Each Noteholder shall have received notice that the Assignee shall be, or have become, the borrower under the Bank Credit Agreements, that Parent shall have become the only guarantor under the Bank Credit Agreements, and that James Hardie N.V., the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor shall each be released and discharged from all of its obligations and liabilities, if any, as a guarantor under the Bank Credit Agreements.

                  24.8 PREPAYMENT. The Assignor shall have prepaid at least $60,000,000 aggregate principal amount of the Notes at a price equal to 100% of the principal amount so prepaid plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, which prepayment shall have been made in accordance with the terms of Section 8 of the Purchase Agreement, except that the Assignor shall only be required to provide to the holders of the Notes 10 days' prior written notice of such prepayment.

                  24.9 PAYMENT OF AMENDMENT FEE. Each Noteholder shall have received its pro rata share of an amendment fee in the aggregate amount of $225,000.

         25. INDEMNITY. In the event of the imposition by or for the account of any Taxing Authority of the United States of America or any other country or jurisdiction of any tax (whether income, capital or other), duty, levy, impost, fee or charge against a Noteholder arising out of any of the assignments and assumptions pursuant to Sections 2 and 3 of this Agreement (an "Assignment Tax"), each Obligor agrees to promptly on demand indemnify such Noteholder against any loss or liability which such Noteholder incurs in connection with such Assignment Tax.

         26. LEGAL FEES. The Obligors jointly and severally will pay all costs and expenses (including reasonable attorneys' fees of Willkie Farr & Gallagher) incurred by the Noteholders in connection with this Agreement.

         27. EXCLUDED PAYMENTS. If the Guarantor or any Subsidiary makes any Excluded Payment, the Assignee shall reasonably promptly notify the holders of the Notes of such Excluded Payment.

         IN WITNESS WHEREOF, the Assignor, the Assignee, James Hardie N.V., Parent and the respective Noteholders listed on the attached signature pages hereof have executed this Assignment and Assumption Agreement and Third Amendment to the Note Purchase Agreement effective as of the day and year first above written.

ASSIGNOR:                                 JAMES HARDIE N.V.

JAMES HARDIE U.S. FUNDING, INC.,          JAMES HARDIE N.V.,
a Nevada corporation                      a company incorporated under the laws
                                          of the Netherlands

By: /s/ Phillip Morley                    By: /s/ Phillip Morley
    ---------------------------------         -------------------
Its: CFO                                  Its: Attorney-In-Fact

ASSIGNEE:                                 PARENT:

JAMES HARDIE U.S. INTERNATIONAL           JAMES HARDIE INDUSTRIES N.V.,
FINANCE B.V.,                             a company incorporated under the laws
a company incorporated under the laws of of the Netherlands the Netherlands

By: /s/ Phillip Morley                    By: /s/ Phillip Morley
    ---------------------------------         -----------------------
Its: Attorney-In-Fact                     Its: Attorney-In-Fact

NOTEHOLDERS: [SEE ATTACHED PAGES]

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Marie Fioramonti
    ----------------------------
Name: Marie Fioramonti
Its: Vice President

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

CONNECTICUT GENERAL LIFE INSURANCE COMPANY (CIG & CO.)

By: CIGNA Investments, Inc., its authorized agent

By: /s/ Stephen A. Osborn
    ------------------------------
Name: Stephen A. Osborn
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

CONNECTICUT GENERAL LIFE INSURANCE COMPANY ON
BEHALF OF ONE OR MORE SEPARATE ACCOUNTS (CIG & CO.)

By: CIGNA Investments, Inc., its authorized agent

By: /s/ Stephen A. Osborn
    -----------------------------
Name: Stephen A. Osborn
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

LIFE INSURANCE COMPANY OF NORTH AMERICA (CIG & CO.)

By: CIGNA Investments, Inc., its authorized agent

By: /s/ Stephen A. Osborn
    -----------------------------
Name: Stephen A. Osborn
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Timothy Powell
    -----------------------------
Name: Timothy Powell
Its: Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

TEXAS LIFE INSURANCE COMPANY

By: Metropolitan Life Insurance Company, investment manager

By: /s/ Timothy Powell
    -----------------------------
Name: Timothy Powell
Its: Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

PRINCIPAL LIFE INSURANCE COMPANY

By: PRINCIPAL GLOBAL INVESTORS, LLC,
a Delaware limited liability company and its authorized signatory

By: /s/ Jon C. Henry and /s/ Stephen G. Skrivanek
    -------------------------------------------------
Name: Jon C. Henry and Stephen G. Skrivanek
Its: Counsel

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

USAA LIFE INSURANCE COMPANY (ELL & CO.)

By: /s/ John C. Spear
    -----------------------------
Name: John C. Spear
Its: Up Insurance Portfolios

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

THE PAUL REVERE LIFE INSURANCE COMPANY (CUDD & CO.)

By: /s/ Ben S. Miller
    -----------------------------
Name: Ben S. Miller
Its: Vice President

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (CUDD & CO.)

By: /s/ Thomas M. Donohue
    -----------------------------
Name: Thomas M. Donohue
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA (CUDD & CO.)

By: /s/ Thomas M. Donohue
    -----------------------------
Name: Thomas M. Donohue
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Richard C. Morrison
    -----------------------------
Name: Richard C. Morrison
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

CM LIFE INSURANCE COMPANY C/O MASSACHUSETTS
    MUTUAL LIFE INSURANCE COMPANY

By: /s/ Richard C. Morrison
    -----------------------------
Name: Richard C. Morrison
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

AMERICAN INVESTORS LIFE INSURANCE COMPANY (HARE & CO.)
By: AmerUs Capital Management Group, Inc.,
It's authorized attorney-in-fact

By: /s/ Tamara Harmon
    -----------------------------
Name: Tamara Harmon
Its: Director Private Placements

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By: /s/ Michael A. Boedeker
    -----------------------------
Name: Michael A. Boedeker
Its: Senior Vice President, Investments

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

STATE FARM LIFE INSURANCE COMPANY

By: /s/ Julie Pierce
    -----------------------------
Name: Julie Pierce
Its: Investment Officer

By: /s/ Larry Rottunda
    -----------------------------
Name: Larry Rottunda
Its: Assistance Secretary

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 18, 2002

AMERITAS LIFE INSURANCE CORP.
By: Ameritas Investment Advisors Inc., as Agent

By: /s/ Andrew S. White
    -----------------------------
Name: Andrew S. White
Its: Vice President - Fixed Income Securities

                                  SCHEDULE 23.3
                   Organization and Ownership of Subsidiaries

                                     23.3-3

                                  SCHEDULE 23.6
                                   Litigation

                                     23.6-1

                                  SCHEDULE 23.7
                                  Existing Debt

                                     23.7-1

SCHEDULE 23.3 -

LIST OF SUBSIDIARIES OF JAMES HARDIE INDUSTRIES N. V. AT 31 OCTOBER 2002

                                                                                                       COUNTRY OF
                                                                                                      INCORPORATION        % OWNED
James Hardie Industries NV                                                                            Netherlands
      ABN 60 000 009 263 Pty Ltd                                                                      Australia              100%
      RCI Holdings Pty Ltd.                                                                           Australia              100%
      James Hardie NV                                                                                 Netherlands            100%
           James Hardie Finance BV                                                                    Netherlands            100%
                 James Hardie International Finance BV                                                Netherlands            100%
                      James Hardie Europe BV                                                          Netherlands            100%
                      James Hardie Australia Finance Pty Ltd                                          Australia              100%
           James Hardie Philippines Inc                                                               Phillippines           100%
           James Hardie International Holdings BV                                                     Netherlands            100%
                 James Hardie Fibrocementos Limitada                                                  Chile                  100%
                 James Hardie Research (Holdings) Pty Ltd                                             Australia              100%
                      James Hardie Research Pty Ltd                                                   Australia              100%
                      James Hardie Tech Pty Ltd                                                       Australia              100%
                 James Hardie (Holdings) Inc                                                          USA                    100%
                           James Hardie Building Products Inc                                         USA                    100%
                                 James Hardie NSW Investments Pty Ltd                                 Australia              100%
                                      James Hardie FCTA Pty Ltd                                       Australia              100%
                                 James Hardie US Investments Inc                                      USA                    100%
                                 JHNC LLC                                                             USA                    100%
                                 Wallace O'Connor LLC                                                 USA                    100%
                                      James Hardie Trading Co., Inc.                                  USA                    100%
                                      Wallace O'Connor, Inc.                                          USA                    100%
                                 James Hardie Inc                                                     USA                    100%
                                      James Hardie Building Products Canada Inc                       Canada                 100%
                                      James Hardie US Funding Inc                                     USA                    100%
                                      James Hardie US Investments Sierra Inc                          USA                    100%
                                            Ecanif Pty Ltd                                            Australia              100%
                                            James Hardie NZ Trustee Ltd                               New Zealand            100%
                                            James Hardie NZ Investco Trust                            New Zealand            100%
                                            James Hardie NZ Holdings Trust                            New Zealand            100%
                                                 James Hardie New Zealand Ltd                         New Zealand            100%
                                            James Hardie Aust Holdings Pty Ltd                        Australia              100%
                                                 James Hardie Aust Investco Pty Ltd                   Australia              100%
                                                       James Hardie Aust Investco Services Pty Ltd    Australia              100%
                                                 James Hardie Aust Investments No 1 Pty Ltd           Australia              100%
                                                 James Hardie Australia Management Pty Ltd            Australia              100%
                                                       James Hardie Australia Pty Ltd                 Australia              100%
                                                            James Hardie Fibre Cement Pty Ltd         Australia              100%
                                                                 James Hardie FC Pty Ltd              Australia              100%
                                                            James Hardie Windows (Holdings) Pty Ltd   Australia              100%

SCHEDULE 23.6     LEGAL PROCEEDINGS

Parent and its Subsidiaries (collectively the "Group") are involved from time to time in various legal proceedings and administrative actions incident to the normal conduct of the Group's business. Although it is impossible to predict the outcome of any pending legal proceeding, management believes that such proceedings and actions should not, individually or in the aggregate, have a Material Adverse Effect.

SCHEDULE 23.7 - OUTSTANDING DEBT OF THE OBLIGORS AND THE SUBSIDIARIES

         1.       JAMES HARDIE US FUNDING INC.

         Guaranteed Senior Notes                                 USD 225 million

         2.       JAMES HARDIE INTERNATIONAL FINANCE B.V.

     Revolving Loan Facility

                                                                COMMITTED                                      DRAWN AMOUNT AT
                  LENDER                                         AMOUNT                                       30 SEPTEMBER 2002
--------------------------------------------               ---------------------                              ----------------------
                                                                    AUD                                                 USD
                                                                  MILLION                                             MILLION
                                                           ---------------------                              ----------------------
Australia & New Zealand Banking Group Ltd                          80.0                                                  0
Level 7, 20 Martin Place
Sydney NSW 2000 Australia

Bank Nationale de Paris SA                                         40.0                                                  0
60 Castlereagh Street
Sydney NSW 2000 Australia

WestLB AG (Sydney Branch)                                          40.0                                                  0
Level 29, 60 Margaret Street
Sydney NSW 2000 Australia

Bank One NA                                                        40.0                                                  0
Level 32, 60 Margaret Street
Sydney NSW 2000 Australia
--------------------------------------------               ---------------------                              ----------------------
                       TOTAL                                      200.0                                                  0
--------------------------------------------               ---------------------                              ----------------------

                             Schedule 23.7 - Page 1

         3.       JAMES HARDIE INTERNATIONAL FINANCE B.V.

         364 day Standby Loan Facility

                                                                COMMITTED                                        DRAWN AMOUNT AT
                 LENDER                                          AMOUNT                                         30 SEPTEMBER 2002
--------------------------------------------               ------------------                                 ----------------------
                                                                   USD                                                  USD
                                                                 MILLION                                              MILLION
                                                           ------------------                                 ----------------------
Australia & New Zealand Banking Group Ltd                          25.0                                                  0
Level 7, 20 Martin Place
Sydney NSW 2000 Australia

Bank Nationale de Paris SA                                         15.0                                                  0
60 Castlereagh Street
Sydney NSW 2000 Australia

WestLB AG (Sydney Branch)                                          12.5                                                  0
Level 29, 60 Margaret Street
Sydney NSW 2000 Australia

Bank One NA                                                        30.0                                                  0
Level 32, 60 Margaret Street
Sydney NSW 2000 Australia

ING Bank NV (Sydney Branch)                                        20.0                                                  0
Lvel 2, 347 Kent Street
Sydney NSW 2000 Australia

Wells Fargo HSBC Trade Bank NA                                     15.0                                                  0
333 South Grand Avenue
Los Angeles CA 90071 USA
--------------------------------------------               ------------------                                 ----------------------
                       TOTAL                                      117.5                                                  0
--------------------------------------------               ------------------                                 ----------------------

                             Schedule 23.7 - Page 2

         4.       JAMES HARDIE FIBROCEMENTOS LIMITADA

         USD line of credit

                                                                                                                 DRAWN AMOUNT AT
                    LENDER                                  COMMITTED AMOUNT                                    30 SEPTEMBER 2002
--------------------------------------------               ------------------                                 ---------------------
                                                                   USD                                                 USD
                                                                 MILLION                                             MILLION
--------------------------------------------               ------------------                                 ---------------------
Australia & New Zealand Banking Group Ltd                          7.0                                                 6.1
Level 7, 20 Martin Place
Sydney NSW 2000 Australia
--------------------------------------------               ------------------                                 ---------------------
                        TOTAL                                      7.0                                                 6.1
--------------------------------------------               ------------------                                 ---------------------

                             Schedule 23.7 - Page 3